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                           LOAN MODIFICATION AGREEMENT

      This Loan Modification Agreement is entered into as of March 17, 1999, by and between Laserscope ("Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Amended and Restated Loan and Security Agreement, dated November 27, 1996, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Line in the original principal amount of Five Million Dollars ($5,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.`

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.    DESCRIPTION OF CHANGE IN TERMS.

      A.    Modification(s) to Loan Agreement.

            1. The following terms as defined in Section 1.1 entitled "Definitions" are hereby amended or incorporated into the Loan Agreement to read as follows:

                  "Committed Line" means Four Million Five Hundred Thousand Dollars ($4,500,000).

                  "Credit Extension" means each Advance, Letter of Credit, Term Loan or any other extension of credit by Bank for Borrower's benefit.


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                  "Revolving Facility" means the facility under which Borrower may request Bank to issue cash advances or Letters of Credit as specified in Section 2.1 herein.

                  "Term Loan" means Five Hundred Thousand Dollars ($500,000).

                  "Term Loan Advance" is defined in Section 2.1.4.

                  "Term Loan Maturity Date" means July 31, 2000.

                  "Term Loan Payment" is described in Section 2.1.4.

            2. Sub-section (a) of Section 2.1 entitled "Revolving Facility" is hereby amended in its entirety to read as follows:

                  (a) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Advances to Borrower in an aggregate outstanding amount not to exceed (i) the Committed Line or the Borrowing Base, whichever is less, minus (ii) the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit). Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1 may be repaid and reborrowed at any time during the term of this Agreement. For purposes of this Agreement, "Borrowing Base" shall mean an amount equal to seventy-five percent (75%) of Eligible Accounts.


            3. The first sentence of sub-section (a) of Section 2.1.1 entitled "Letters of Credit" is hereby amended to read as follows:

                  Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued letters of credit for the account of Borrower (each a "Letter of Credit", collectively, the "Letters of Credit") in an aggregate face amount not to exceed the lesser of (i) the Committed Line minus the sum of the then outstanding principal balance of the Advances or (ii) the


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                  Borrowing Base; provided that the face amount of outstanding
                  Letters of Credit (including drawn but unreimbursed Letters of Credit) shall not exceed in any case Two Hundred Thousand Dollars ($200,000).

            4. Section 2.1.3 entitled "Foreign Exchange Contract; Foreign Exchange Settlements" and Section 2.1.4 entitled "Credit Card Sublimit" and any and all references thereto are hereby deleted in their entirety.

            5. A new Section 2.1.3 entitled "Term Loan" is hereby incorporated into the Loan Agreement to read as follows:

                  2.1.3  Term Loan.

                  (a) Subject to and upon the terms and conditions of this Agreement, Bank will make a Term Loan available to Borrower.

                  (b) Interest accrues at a per annum rate equal to two percentage points (2.00%) above the Prime Rate and shall be payable monthly for each month from the date hereof through the month ending July 31, 1999 ("Interest Only End Date"). All Term Loan principal and accrued unpaid interest outstanding on the Interest Only End Date will be payable in twelve (12) equal monthly installments of principal, plus all accrued interest, beginning on the last day of each month following the Interest Only End Date and ending on July 31, 2000 (the "Term Loan Maturity Date"). Any Term Loan principal, once repaid, my not be reborrowed. Notwithstanding the foregoing, in the event Borrower can not maintain compliance with the financial covenants set forth in Section(s) 6.8, 6.9,
                        6.10 and 6.11 of this Agreement, any and all outstanding Term Loan principal and accrued unpaid interest will be immediately amortized and payable in six (6) equal monthly installments of principal plus all accrued interest, beginning on the last day of the month in which Borrower is in violation of the aforementioned Sections.

            6. Section 2.2 entitled "Overadvances" is hereby amended to read as follows:


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                  If, at any time or for any reason, the amount of Obligations owed by Borrower to Bank pursuant to Section 2.1, 2.1.1 and
                  2.1.2 of this Agreement is greater than the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

            7. Sub-section (b) of Section 2.3 entitled "Interest Rates, Payments, and Calculations" is hereby amended to read as follows:

                  (b) After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default.

            8. Section 6.9 entitled "Debt-Net Worth Ratio" is hereby amended to read as follows:

                  Borrower shall maintain, as of the last day of each fiscal quarter, a ratio of Total Liabilities less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than
                  1.50 to 1.00.

            9. Section 6.10 entitled "Tangible Net Worth" is hereby amended to read as follows:

                  Borrower shall maintain, as of the last day of each fiscal quarter, a Tangible Net Worth of not less than $13,000,000.

            10. Section 6.11 entitled "Profitability" is hereby amended to read, in its entirety, as follows:

                  Borrower shall maintain, on a quarterly basis, through the fiscal year ending 1999, a minimum net income, plus depreciation and amortization (as provided in the cash flow statements contained in Borrower's Securities and Exchange Commission filings) of $1.00. Beginning with the quarter ending March 31, 2000, Borrower shall be profitable on a quarterly basis in accordance with GAAP.

      B.    Waiver of Financial Covenants.

            Bank hereby waives Borrower's existing default under the Loan Agreement by virtue of Borrower's failure to comply with Section(s) 6.9, 6.10 and 6.11 as of the quarter ended December 31, 1998.


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            Bank's waiver of Borrower's compliance of this covenant shall apply only to the foregoing period. Accordingly, for the quarter ended March 31, 1999, Borrower shall be in compliance with these Sections as amended herein.

            Bank's agreement to waive the above-described default (1) in no way shall be deemed an agreement by the Bank to waive Borrower's compliance with the above-described covenants as of all other dates and (2) shall not limit or impair the Bank's right to demand strict performance of these covenants as of all other dates and (3) shall not limit or impair the Bank's right to demand strict performance of all other covenants as of any date.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay to Bank a fee in the amount of Five Thousand Dollars ($5,000) for the Term Loan (the "Term Loan Fee") plus a variance fee of Two Thousand Five Hundred Dollars ($2,500) (the "Variance Fee") less a Revolving Facility credit in the amount of Two Thousand Dollars (the "Revolving Credit Fee") (collectively, referred to herein as the "Loan Fee") plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.


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8.    COUNTERPARTS. This Loan Modification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

9. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon Borrower's payment of the Loan Fee.


      This Loan Modification Agreement is executed as of the date first written above.


BORROWER:                              BANK:

LASERSCOPE                             SILICON VALLEY BANK

By:     Dennis LaLumandiere            By:     Lois Fisher
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Name:   /s/ Dennis LaLumandiere        Name:   /s/Lois Fisher
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Title:  Vice President, Finance and    Title:  Senior Vice President
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        Chief Financial Officer                Life Science Practice
        -----------------------------          -------------------------------


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